                        ASCENT ENTERTAINMENT GROUP, INC.

                               OFFER TO EXCHANGE
                   $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
                 11 7/8% SENIOR SECURED DISCOUNT NOTES DUE 2004
                                      FOR
                 EACH $1,000 IN PRINCIPAL AMOUNT AT MATURITY OF
           OUTSTANDING 11 7/8% SENIOR SECURED DISCOUNT NOTES DUE 2004
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                 EXEMPT FROM REGISTRATION UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED

To: Securities Dealers, Commercial Banks
   Trust Companies and Other Nominees:


    Enclosed for your consideration is a Prospectus dated January 30, 1998 (as the same may be amended or supplemented from time to time (the "Prospectus")) and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Ascent Entertainment Group, Inc. (the "Issuer") to exchange up to $225,000,000 in aggregate principal amount at maturity of its 11 7/8% Senior Secured Discount Notes due 2004 (the "Exchange Senior Notes") for up to $225,000,000 in aggregate principal amount at maturity of its outstanding 11 7/8% Senior Secured Discount Notes due 2004 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes").


    We are asking you to contact your clients for whom you hold Senior Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Senior Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tenderer of Senior Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

    1.  The Prospectus;

    2. A Letter of Transmittal for your use in connection with the exchange of Senior Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Senior Notes);

    3. A form of letter that may be sent to your clients for whose accounts you hold Senior Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

    4.  A Notice of Guaranteed Delivery; and

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.


    Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on Monday, March 2, 1998, unless extended (the "Expiration Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.


    To tender Senior Notes, certificates for Senior Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.
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    Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212) 815-6337.


                                          Very truly yours,


                                          /s/ Charles Lyons
                                          ASCENT ENTERTAINMENT GROUP, INC.


    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.